EXHIBIT 3(ii).1

AMENDMENT DATED JANUARY 13, 2012 TO BYLAWS OF STAMPS.COM INC.

The Bylaws of Stamps.com Inc. (the "Existing Bylaws") shall be amended as set forth below.  Except as specifically amended by this Amendment dated January 13, 2012 to Bylaws of Stamps.com Inc., the Existing Bylaws shall remain in full force and effect.

1.             Article III, Section 7 of the Existing Bylaws shall be amended and restated in its entirety by the new Article III, Section 7 set forth below.

Section 7.  Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer on twelve (12) hours' notice to each director by phone, fax or electronic mail; special meetings shall be called by the Chairman of the Board, the Chief Executive Officer or secretary in like manner and on like notice on the written request of a majority of the Board unless the Board consists of only one director, in which case special meetings shall be called by the Chairman of the Board, the Chief Executive Officer or the secretary in like manner and on like notice on the written request of the sole director.

2.             Article V of the Existing Bylaws shall be amended and restated in its entirety by the new Article V set forth below.

ARTICLE V

OFFICERS

Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a Chief Executive Officer, one or more Presidents, one or more Vice Presidents, a Secretary, a Chief Financial Officer and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. The Board of Directors may also elect from its members a Chairman of the Board. Any number of offices may be held by the same person unless specifically prohibited by law. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable.

Section 2. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as is convenient. New offices may be created and filled by the Board of Directors. Each officer shall hold office at the pleasure of the Board of Directors and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors at its discretion, with or without cause.

Section 4. Any vacancy occurring in any office because of death, resignation, removal, disqualification, creation of new offices or otherwise may be filled by the Board of Directors.

Section 5. Compensation of all executive officers shall be approved by the Board of Directors, a duly authorized committee thereof or by such officers as may be designated by resolution of the Board of Directors.  The compensation of agents of the corporation shall, unless fixed by the Board of Directors, be fixed by the Chief Executive Officer, by the President(s) or any Vice-Presidents of the corporation.

THE CHAIRMAN OF THE BOARD

Section 6. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he/she shall be present.  He/she shall have and may exercise such powers as are, from time to time, assigned to him/her by the Board and as may be provided by law.

THE CHIEF EXECUTIVE OFFICER

Section 7. Subject to the powers of the Board of Directors, the Chief Executive Officer shall be in general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy making officer. The Chief Executive Officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors and of the stockholders at which he/she shall be present.  The Chief Executive Officer shall have such other powers and perform such other duties as are incident to that position and/or as may be prescribed by the Board of Directors or as may be provided in these Bylaws.

THE PRESIDENTS AND VICE PRESIDENTS

Section 8. The President, or if there shall be more than one, each of the Presidents shall, subject to the powers of the Board of Directors, the Chairman of the Board and the Chief Executive Officer, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. Each of the Presidents is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Each of the President(s) shall have such other powers and perform such other duties as are incident to that position and/or as may be prescribed by the Chairman of the Board, the Chief Executive Officer, the Board of Directors or as may be provided in these Bylaws.

Section 9. The Vice President, or if there shall be more than one, the Vice Presidents, in the order determined by the Board of Directors or the Chairman of the Board, shall, in the absence or disability of the President(s), act with all of the powers and be subject to all the restrictions of the President(s). The Vice Presidents shall also have such other power and perform such other duties as are incident to that position and/or as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President(s) or as may be provided in these Bylaws. The Vice Presidents may also be designated as Executive Vice Presidents or Senior Vice Presidents, as the Board of Directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARY

Section 10. The Secretary shall attend all meetings of the Board of Directors (other than executive sessions thereof) and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the Board of Directors’ supervision, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President(s) or these Bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, any of the assistant secretaries, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President(s) or the Secretary may, from time to time, prescribe. The Secretary and any Assistant Secretary shall have such other powers and perform such other duties as are incident to those positions and/or as may be prescribed by the Board of Directors or as may be provided in these Bylaws.

THE CHIEF FINANCIAL OFFICER

Section 11. The Chief Financial Officer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Chairman of the Board or the Board of Directors; shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation.  The Chief Financial Officer shall have such other powers and perform such other duties as are incident to that position and/or as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President(s) or as may be provided in these Bylaws..

OTHER OFFICERS AND AGENTS

Section 12. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by the Board of Directors.

Section 13. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

Section 14. The Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.